UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.                 )

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FLUOR CORPORATION

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Fluor Corporation

One Enterprise Drive
Aliso Viejo, California 92656

March 17, 2004

Dear Shareholder:

      You are cordially invited to attend the 2004 annual meeting of shareholders which will be held on Wednesday, April 28, 2004, beginning at 9:00 a.m. Pacific Daylight Time at the Fluor Engineering Campus, One Fluor Daniel Drive, Aliso Viejo, California. A map showing the meeting location is included for your convenience on the back page of this booklet.

      Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company’s operations and respond to shareholder questions.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, we urge you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card or voting instruction card is enclosed for your convenience. Shareholders of record also have the option of voting via the Internet or by using a toll-free telephone number. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

      Thank you for your continued support of Fluor. We look forward to seeing you on April 28th.

Sincerely,

Alan L. Boeckmann
Chairman and Chief Executive Officer

FLUOR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2004

      The annual meeting of shareholders of Fluor Corporation will be held at the Fluor Engineering Campus, One Fluor Daniel Drive, Aliso Viejo, California, on Wednesday, April 28, 2004, at 9:00 a.m. Pacific Daylight Time. At the meeting, our shareholders will consider and vote on the following matters:

1. the election of four Class II directors to serve until the 2007 annual meeting of the shareholders.

2. the ratification of the appointment by our Audit Committee of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2004; and

3. the approval of amendments to the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.

      The shareholders will also act on any other business that may properly come before the meeting.

      All shareholders of record at the close of business on March 3, 2004 are entitled to receive notice of and to vote at the meeting. Shareholders are cordially invited to attend the meeting in person; however, regardless of whether you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card or voting instruction card in the postage-prepaid envelope we have provided. You may also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card or voting instruction card. Your prompt response is necessary to assure that your shares are represented at the meeting.

By Order of the Board of Directors

Lawrence N. Fisher
Chief Legal Officer and Secretary

March 17, 2004

Aliso Viejo, California

FLUOR CORPORATION

PROXY STATEMENT

March 17, 2004

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the “Company” or “Fluor”), of your proxy for use at the annual meeting of shareholders to be held April 28, 2004, or at any adjournment thereof (the “Annual Meeting”). This proxy statement and the accompanying Proxy/ Voting Instruction Card are being mailed to all shareholders on or about March 24, 2004. The expense of the solicitation will be paid by the Company. Some officers and employees may solicit proxies personally, by telephone and electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000 from the Company. Except with respect to shares held in the Company retirement plans, your proxy is revocable by written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the Annual Meeting, and it shall be suspended if you are a record shareholder or valid proxyholder who attends the meeting and elects to vote in person.

      On March 3, 2004, the record date fixed by the Board of Directors, the Company had 83,025,390 shares of common stock outstanding. A majority of the outstanding shares of Fluor common stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

      Shareholders have one vote for each share of Fluor common stock owned by them on the record date with respect to all business of the meeting. The four nominees for director receiving the highest number of votes at the meeting will be elected. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and thus have the same effect as a vote against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      For shares, other than shares held in the Company retirement plans, unless otherwise directed in the accompanying proxy card, the proxyholders named therein will vote, in accordance with the recommendation of the Board of Directors, (1) FOR the election of the four director nominees listed below, (2) FOR the ratification of the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2004, and (3) FOR the approval of the amendments to the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the Company does not presently know of any other business.

      For shares held in the Company retirement plans, voting instructions must be received by 8:00 p.m. Pacific Daylight Time on April 25, 2004 in order for the trustee to vote your shares in accordance with your instructions. If your voting instructions are not received by 8:00 p.m. Pacific Daylight Time on April 25, 2004, or if no direction is made, any shares you hold in the Company retirement plans will be voted by the trustee in favor of the four nominees for director, and in proportion to the manner in which the other Company retirement plan participants vote their shares with respect to the other proposals.

ELECTION OF DIRECTORS

Proposal 1

      Under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, which provide for a “classified” board, the four Class II directors, James T. Hackett, Kent Kresa, Robin W. Renwick and Martha R. Seger, have been nominated for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2007 and until their respective successors are elected and qualified. If elected at the

Annual Meeting to continue as a director, Dr. Seger will resign effective December 31, 2004 in accordance with the Board’s mandatory retirement age.

      Each of the four nominees listed below has agreed to serve as a director of the Company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

      Pursuant to the Company’s bylaws which require the retirement of directors at the end of the calendar year in which they turn 72, Bobby R. Inman, who served as a director of the Company for 19 years, retired from the Board on December 31, 2003. Fluor thanks Admiral Inman for his significant contributions while on the Board and wishes him well in his future endeavors.

Biographical

      The following biographical information is furnished with respect to each of the four nominees for election at the Annual Meeting and each of the Class I and Class III directors whose terms will continue after the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she serves as a director. Directors are shown as serving from the dates of their original elections to the board of directors of Fluor prior to its reverse spin-off transaction in November 30, 2000 wherein Fluor’s coal segment was separated from Fluor’s other businesses and became Massey Energy Company.

Class II Director Nominees

JAMES T. HACKETT, age 50.

Director since 2001; member of the Audit and Organization and Compensation Committees.

President and Chief Executive Officer of Anadarko Petroleum Corporation, an independent oil and gas exploration and production company since December 2003; formerly President and Chief Operating Officer of Devon Energy Corporation following its merger with Ocean Energy, Inc. from April 2003 to December 2003; formerly Chairman (from 2000), President and Chief Executive Officer (from March 1999) of Ocean Energy, Inc., an international oil and gas exploration and production concern until April 2003; formerly Chairman (from January 1999) and Chief Executive Officer (from September 1998) of Seagull Energy Corporation until its merger with Ocean Energy in March 1999.

Mr. Hackett also is a director of Temple-Inland, Inc., Diboll, Texas; Kaiser Aluminum Corporation, Houston, Texas; and Anadarko Petroleum Corporation, Houston, Texas.

KENT KRESA, age 66.

Director since 2003; member of the Audit and Organization and Compensation Committees.

Chairman Emeritus of Northrop Grumman Corporation, a global defense company since September 2003; formerly Non-Executive Chairman of Northrop Grumman Corporation from April 2003 to September 2003; formerly Chairman (from September 1990) and Chief Executive Officer (from January 1990) of Northrop Grumman Corporation until April 2003.

Mr. Kresa also is a director of Avery Dennison Corporation, Pasadena, California; and General Motors Corporation, Detroit, Michigan.

LORD ROBIN W. RENWICK, AGE 66.

Director since 1997; member of Audit and Governance Committees; Non-Executive Chairman of Fluor Limited(1)  since 1996.

Vice Chairman, Investment Banking, J.P. Morgan (Europe) since January 2001; formerly British Ambassador to the United States from 1991 to 1995.

Lord Renwick also is a director of BHP Billiton Group, London, England and Melbourne, Australia; British Airways plc, London, England; Compagnie Financiere Richemont AG, Geneva, Switzerland; SAB Miller plc, London, England; and Harmony Gold Mining Company Limited, Johannesburg, South Africa.

MARTHA R. SEGER, age 72.

Director since 1991; member of Audit and Governance Committees.

Formerly economic consultant and principal of M.R. Seger & Associates, a financial and economic consulting firm, from 1994 until her retirement in 2001; formerly Member, Board of Governors of the Federal Reserve System from 1984 to 1991.

Dr. Seger also is a director of Massey Energy Company, Richmond, Virginia.

Class III Directors — Term Expires 2005

PETER J. FLUOR, age 56.

Director since 1984; Lead Independent Director; Chair of Organization and Compensation Committee and member of Executive and Governance Committees. Non-Executive Chairman of the Board, January to July 1998.

Chairman and Chief Executive Officer of Texas Crude Energy, Inc., an international oil and gas exploration and production company since 2001; formerly President and Chief Executive Officer of Texas Crude Energy, Inc. from 1980 to 2001; joined Texas Crude Energy, Inc. in 1972.

Mr. Fluor also is a director of Devon Energy Corp., Oklahoma City, Oklahoma; and a member of the advisory board of J.P. Morgan Chase Houston, Houston, Texas.

DAVID P. GARDNER, age 71.

Director since 1988; Chair of Governance Committee; member of Executive and Organization and Compensation Committees.

Chairman of the J. Paul Getty Trust since 2001; formerly President of the William and Flora Hewlett Foundation from 1993 to 1999; formerly President of the University of California from 1983 to 1992; formerly President of the University of Utah from 1973 to 1983.

Dr. Gardner also is a director of Waddell and Reed Family of Funds, Shawnee Mission, Kansas.

JOSEPH W. PRUEHER, age 61.

Director since 2003; member of Governance and Organization and Compensation Committees.

Formerly U.S. Ambassador to the People’s Republic of China from 1999 to 2001; Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.

Admiral Prueher is also a director of Merrill Lynch & Co., Inc., New York, New York; New York Life Insurance Company, a mutual insurance company, New York, New York; and Emerson Electric Co., St. Louis, Missouri.

SUZANNE H. WOOLSEY, age 62.

Director since 2004; member of Audit and Governance Committees.

Formerly Chief Communications Officer of The National Academies, an independent, federally chartered policy institution that acts as an advisor to the nation on science, engineering and medicine from 2000 to 2003; formerly Chief Operating Officer of The National Academies from 1993 to 2000.

Dr. Woolsey is a trustee for the mutual funds distributed by Van Kampen Funds, Inc., Oakbrook Terrace, Illinois and is a director of Neurogen Corp., Branford, Connecticut.

Class I Directors — Term Expires 2006

ALAN L. BOECKMANN, age 55.

Director since 2001; Chair of the Executive Committee.

Chairman and Chief Executive Officer of the Company since February 2002; formerly, President and Chief Operating Officer of the Company from February 2001 to February 2002; formerly President and Chief Executive Officer, Fluor Daniel, from March 1999 to February 2001; formerly Group President, Energy and Chemicals from 1996 to 1999; joined the Company in 1979 with previous service from 1974 to 1977.

Mr. Boeckmann also is a director of Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

VILMA S. MARTINEZ, age 60.

Director since 1993; member of Governance Committee.

Partner of Munger, Tolles & Olson LLP, a full service law firm located in Los Angeles, California since 1982.

Ms. Martinez is also a director of Anheuser-Busch Companies, Inc., St. Louis, Missouri; and Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

DEAN R. O’HARE, AGE 61.

Director since 1997; Chair of Audit Committee and member of Executive and Governance Committees.

Formerly Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies, from June 1988 until his retirement in December 2002; joined The Chubb Corporation in 1963.

Mr. O’Hare also is a director of H.J. Heinz, Pittsburgh, Pennsylvania.

(1)	Fluor Limited, which provides engineering, procurement and construction services in the United Kingdom, is an indirect subsidiary of the Company.

Board Recommendation

      The Board of Directors recommends a vote FOR the election of James T. Hackett, Kent Kresa, Robin W. Renwick and Martha R. Seger.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF

EXECUTIVE OFFICERS AND DIRECTORS

      The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2004 by:

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table below; and

•	all current directors and executive officers of the Company as a group.

      Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

      Both directors and executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the shareholders. The Company has established ownership guidelines for both of these groups.

	Shares	Fluor	Percent of
	Beneficially	Stock-Based	Shares Beneficially
Name of Beneficial Owner	Owned(1)	Holdings(2)	Owned(3)

Class II Nominees:
James T. Hackett	3,750	12,513	*
Lord Robin W. Renwick	7,026	18,406	*
Martha R. Seger	7,507	9,279	*
Kent Kresa	2,250	6,130	*
Class III Directors:
Peter J. Fluor	33,753	108,475	*
David P. Gardner	11,648	36,730	*
Joseph W. Prueher	1,500	2,300	*
Suzanne H. Woolsey	1,500	2,300	*
Class I Directors:
Alan L. Boeckmann(4)	471,039	471,039	*
Vilma S. Martinez	7,601	20,367	*
Dean R. O’Hare	9,026	19,795	*
Other Named Executive Officers:
Lawrence N. Fisher	110,372	110,372	*
John L. Hopkins	38,919	38,919	*
D. Michael Steuert	63,116	63,116	*
Mark A. Stevens	97,638	97,638	*
All directors and executive officers as a group (20 persons)	1,173,587	1,324,321	1.6

*	owns less than 1% of the outstanding common stock

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have

“beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. This number of shares beneficially owned therefore includes all restricted stock, shares held in the Company’s Savings Investment Plan and Performance Plan, and shares which may be acquired within 60 days pursuant to the exercise of stock options. Included in the number of shares beneficially owned by Messrs. Boeckmann, Fisher, Hopkins, Steuert and Stevens, and all directors and executive officers as a group, are 210,965, 43,269, 15,500, 12,500, 30,719 and 436,778 shares, respectively, subject to stock options exercisable within 60 days.

(2)	Combines beneficial ownership of shares of our common stock with (i) deferred directors’ fees held by certain non-employee directors as of March 1, 2004, in an account economically equivalent to our common stock (but payable in cash as described in “Directors’ Fees” on page 24 of this proxy statement) and (ii) restricted units held by directors (which are payable in cash upon vesting of tandem restricted stock). This column indicates the alignment of the named individuals and group with the interests of the Company’s shareholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor’s common stock.

(3)	The percent ownership for each shareholder on March 1, 2004 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 83,016,911 shares plus any shares acquirable (including stock options exercisable) by that person within 60 days after March 1, 2004.

(4)	This individual is also a Named Executive Officer.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2004 by the shareholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 1, 2004.

	Shares		Percent
	Beneficially		of
Name and Address of Beneficial Owners	Owned		Class

Capital Group International, Inc.	13,131,840	(1)	15.8%
Dodge & Cox	10,792,715	(2)	13.0%
Capital Research and Management Company	6,619,000	(3)	8.0%

(1)	Based on Amendment No. 5 to Schedule 13G dated December 31, 2003, filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission, which indicates that Capital Group International, Inc. has sole voting power relative to 10,674,780 shares and dispositive power relative to 13,131,840 shares and that Capital Guardian Trust Company has sole voting power relative to 7,108,910 shares and dispositive power relative to 9,565,980 shares. Capital Group International, Inc. is a holding company for investment management companies, including one organized as a bank, Capital Guardian Trust Company. Capital Group International, Inc. disclaims beneficial ownership of all the shares shown. The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(2)	Based on information contained in Amendment No. 4 to Schedule 13G dated December 31, 2003, filed by Dodge & Cox with the Securities and Exchange Commission, which indicates Dodge & Cox is a registered investment advisor having the sole power to vote 10,219,615 shares and shared voting power relative to 135,000 shares, and the sole power to dispose of 10,792,715 shares. All shares shown are owned beneficially by clients of Dodge & Cox. The address of Dodge & Cox is One Sansome Street, 35th Floor, San Francisco, California 94104.

(3)	Based on Amendment No. 5 to Schedule 13G dated December 31, 2003, filed by Capital Research and Management Company with the Securities and Exchange Commission, which indicates that Capital Research and Management Company holds such beneficial interest as the result of acting as investment advisor to various investment funds. In such capacity, it has dispositive power over all shares but has no voting power. Capital Research and Management Company disclaims beneficial ownership of all shares shown. Capital Research and Management Company has offices at 333 South Hope Street, Los Angeles, California 90071.

Section 16 (a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Fluor common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based upon a review of filings with the Securities and Exchange Commission, a review of Company records and written representations by the persons required to file these reports, the Company believes that all of its executive officers and directors complied with the reporting requirements of Section 16(a) during 2003 in a timely manner.

CORPORATE GOVERNANCE

General

      We have long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that Fluor is managed for the long-term benefit of its shareholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of the New York Stock Exchange.

      Based on this review, in February 2004, our Board adopted restated Corporate Governance Guidelines and restated charters for our Audit Committee, Governance Committee and Organization and Compensation Committee. You can access our current committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics and other information regarding our corporate governance practices in the investor relations section of our website at www.fluor.com or by writing to our Chief Legal Officer, at Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656.

Determination of Independence of Directors

      Under New York Stock Exchange rules, a director of Fluor qualifies as “independent” only if the Board of Directors affirmatively determines that the director has no material relationship with Fluor (either directly, or as a partner, shareholder or officer of an organization that has a relationship with Fluor). In February 2004, the Board of Directors enhanced its Corporate Governance Guidelines to assist it in determining whether a director has a material relationship with Fluor. The portion of the Guidelines addressing director independence requires that the Board of Directors find that a director is not independent under the circumstances set forth in Section 303A.02(b) of the NYSE Listed Company Manual. In addition, a director is not independent if he or she (or his or her spouse) is an executive officer or a member of the board of directors of, a non-profit organization that the Company or the Fluor Foundation made charitable contributions to in a single year in excess of the greater of 2% of such charitable organization’s consolidated gross revenues or $100,000, excluding any matching gifts made by the Fluor Foundation in connection with donations by Fluor employees or directors.

      Pursuant to the Guidelines, the Board of Directors undertook its annual review of director independence in February 2004. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Other Matters” below. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. As provided in the

Guidelines, the purpose of this review is to determine whether any such relationships or transactions would interfere with the director’s independent judgment, and therefore be inconsistent with a determination that the director is independent.

      As a result of this review, the Board of Directors affirmatively determined that all of its current directors, including those directors standing for election at the Annual Meeting, are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Boeckmann, because of his employment as the Chief Executive Officer of the Company. Furthermore, the Board has determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is “independent” within the meaning of Fluor’s director independence standards.

Lead Independent Director

      In February 2003, the Board created a new position of lead independent director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the Board of Directors in which management directors and other members of management do not participate. The lead independent director also consults with the Chairman and Chief Executive Officer with respect to agendas, scheduling and information needs relating to Board and committee meetings, acting as a liaison between the independent directors and management, and providing guidance on the director orientation process for new Board members. The independent members of the Board of Directors designated Peter J. Fluor to serve in this position for a three-year term, which expires in 2006.

Consideration of Director Nominees

Shareholder Nominees

      The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “— Director Qualifications” below. Any shareholder wishing to propose a nominee should submit a recommendation in writing indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, and should be addressed to Chief Legal Officer, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656. In addition, our bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. See “Additional Information — Advance Notice Procedures” at page 29 of this proxy statement, and Section 2.04 of our bylaws which are included in the investor relations portion of our website at www.fluor.com.

Director Qualifications

      Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, at least annually. This assessment takes into consideration issues of diversity, remaining time available to serve and skills. The skills considered include judgment, ability to act on behalf of the shareholders, integrity, reputation, international background, industry experience and an understanding of such areas as marketing, finance, regulation and public policy — all in the context of an assessment of the perceived needs of the Board at that point in time.

Identifying and Evaluating Nominees for Director

      The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. If a shareholder properly nominates an individual to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our annual meeting. Any materials provided by a shareholder in connection with the nomination of a director candidate are forwarded to the Governance Committee. The Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

      In March 2003, Kent Kresa was appointed to the Board. Prior to his appointment, Fluor paid a fee to a professional search firm to identify and assist the Governance Committee in identifying, evaluating and conducting due diligence on potential nominees, and such firm identified and recommended Mr. Kresa.

Communications with the Board

      Individuals may communicate with the Board by writing directly to the Board of Directors c/o Chief Legal Officer, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656. Shareholders and other parties interested in communicating directly with the lead independent director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o Chief Legal Officer at the above address. The lead independent director will, with the assistance of Fluor’s internal legal counsel, be primarily responsible for monitoring communication from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as he or she considers appropriate.

      Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the lead independent director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate.

Board of Directors Meetings and Committees

      During 2003, the Board held ten meetings, one of which was an extensive two-day strategic planning session. The Board took action by unanimous written consent twice during 2003. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which he or she served.

      As discussed earlier, the Lead Independent Director presides over all “executive sessions” of the independent directors. Executive sessions of independent directors must take place at least quarterly according to our Corporate Governance Guidelines. During 2003, the four executive sessions of independent directors were held.

      A Board meeting immediately follows our annual meeting of the shareholders. The Board has a policy that directors attend the annual meeting of shareholders. Ten directors attended the last annual meeting of the shareholders.

      The standing committees of the Board consist of an Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, all committees must review the appropriateness of its charter and perform a self-evaluation at least annually.

Audit Committee

      The current members of the Audit Committee are Dean R. O’Hare (Chair), James T. Hackett, Kent Kresa, Robin W. Renwick, Martha R. Seger and Suzanne H. Woolsey, who joined the committee in January 2004. All current members qualify, and members during 2003 qualified, as “independent” within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate

Governance Guidelines. The Board has determined that Mr. O’Hare qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. None of the members serve on the audit committee of more than two other public companies. The Audit Committee held seven meetings during 2003, one of which was to review and approve the Company’s 2002 Annual Report, Form 10-K and proxy materials for the 2003 annual meeting. At the end of the four regular meetings of the Committee, the members of the Audit Committee met privately with the Company’s independent auditor and with the Company’s internal auditors, in each case without the presence of any other Company officers or personnel.

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement, and is available on the investor relations portion of the Company’s website at www.fluor.com. The functions of the Audit Committee and its activities during 2003 are described below under the heading Report of the Audit Committee.

Executive Committee

      When the Board is not in session, the Executive Committee has all of the power and authority of the Board except the power to issue stock, approve mergers with nonaffiliated corporations, declare dividends and certain other powers specifically reserved by Delaware law for the Board only. The current members of the Executive Committee are Alan L. Boeckmann (Chair), Peter J. Fluor, David P. Gardner and Dean R. O’Hare. In 2003, the Executive Committee took action by unanimous written consent on one occasion.

Governance Committee

      The current members of the Governance Committee are David P. Gardner (Chair), Peter J. Fluor, Vilma S. Martinez, Dean R. O’Hare, Joseph W. Prueher, Robin W. Renwick, Martha R. Seger and Suzanne H. Woolsey, who joined the committee in January 2004. All current members qualify, and members during 2003 qualified, as “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. During 2003, the Governance Committee held four meetings.

      The Governance Committee is responsible for identifying qualified candidates to become members of the Board and directors qualified to serve on the Company’s committees. The Governance Committee develops, reviews and evaluates background information for any candidates for the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. For information relating to nominations of directors by our shareholders, see “— Director Nominations” above. The Governance Committee monitors the independence of the directors. The Governance Committee is also responsible for developing and implementing policies and practices relating to corporate governance, including the Company’s Corporate Governance Guidelines and Business Code of Conduct. The Governance Committee also oversees the annual evaluation of the Board. The charter of the Governance Committee is available in the investor relations section of the Company’s website at www.fluor.com.

Organization and Compensation Committee

      The current members of the Organization and Compensation Committee are Peter J. Fluor (Chair), David P. Gardner, James T. Hackett, Kent Kresa, and Joseph W. Prueher. All current members qualify, and members during 2003 qualified, as “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Organization and Compensation Committee held seven meetings during 2003, including an extensive full day meeting to review the executive compensation program with its independent consultant, and acted by unanimous written consent one time.

      The Organization and Compensation Committee is charged with reviewing the Company’s organizational structure, functions of management, and senior management succession planning and recommending the appointment of corporate officers and group executive officers. The Organization and Compensation Committee is also responsible for reviewing general compensation strategy, establishing corporate goals and objectives relevant to the Chief Executive Officer and other key employees, evaluating their achievement of these goals and setting their compensation levels. It also approves and administers the Company’s incentive-compensation plans and equity-based compensation plans, and makes recommendations to the Board regarding these plans. The charter of the Organization and Compensation Committee is available in the investor relations section of our website at www.fluor.com. The responsibilities of our Organization and Compensation Committee and its activities during 2003 are described in the report of the Organization and Compensation Committee contained in this proxy statement.

Other Matters

      Vilma S. Martinez, a director of the Company, is a partner in the law firm of Munger, Tolles & Olson LLP. Certain subsidiaries of the Company have retained other members of that law firm, who have nationally recognized expertise, to defend them in various legal proceedings during 2002 and have continued to retain such legal counsel relative to such proceedings in 2003 and 2004. Munger, Tolles & Olson LLP has 85 partners, and the fees of approximately $94,000 paid by the Company in 2003 to that firm represent significantly less than 1% percent of the firm’s gross revenues during its last fiscal year. Ms. Martinez receives distributions based on the firm’s overall earnings and does not have a material interest in the fees paid by the Company.

      Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who is our Vice President — Community Relations. J. Robert Fluor, II has been employed by the Company since 1967. Peter J. Fluor joined our Board in 1984.

      Lord Robin W. Renwick, a member of our Board, receives compensation from the Company in his capacity as the Non-Executive Chairman of Fluor Limited, a wholly-owned subsidiary of the Company located in the United Kingdom. In 2003, Lord Renwick received an annual fee of £30,000. He also was entitled to receive £1,500 for attending each strategic board meeting for Fluor Limited, which he declined.

      In July 2002, Fluor adopted a policy under which no new loans are allowed to be granted to any executive officers or directors of Fluor, and existing loans to these executive officers are not allowed to be extended or modified. Prior to the adoption of this policy, the Company had made the following loans to executive officers of the Company as described below:

	Largest Principal Amount	Principal Amount	Interest
	Outstanding from	Outstanding as of	Bearing/	Nature of
Name(1)	January 1, 2003($)	March 17, 2004($)	Rate	Indebtedness

John L. Hopkins	580,000	paid in full in	No	relocation loan
Group President, Government		March 2004

Mark A. Stevens	680,000	408,000	No	relocation loan	(2)
Group Executive, Commercial Strategy and Risk

Robert A. McNamara	650,000	paid in full in	No	relocation loan
Group President, Industrial		September 2003

Lawrence N. Fisher	400,000	paid in full in	2.73%	temporary loan
Chief Legal Officer and Secretary		January 2003

D. Michael Steuert	875,000	700,000	No	relocation loan	(3)
Senior Vice President and Chief Financial Officer

Jeffery L. Faulk	550,000	paid in full in	No	relocation loan
Group President, Oil, Gas and Power		February 2004

(1)	Messrs. Hopkins, Stevens, McNamara, Fisher, Steuert and Faulk are executive officers of the Company. These loans were grandfathered by the Sarbanes-Oxley Act because they were outstanding prior to July 30, 2002, the effective date of the Act.

(2)	Payable in annual payments due on April 1 of each year, the last of which is due in 2007.

(3)	Payable in annual payments due on April 1 of each year, the last of which is due in 2006.

REPORT OF THE AUDIT COMMITTEE

      The charter of the Audit Committee, as revised in February 2004 and attached as Appendix A to this proxy statement and is also available on the investor relations portion of the Company’s website at www.fluor.com, specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to the:

•	Company’s accounting, reporting and financial practices, including the integrity of its financial statements;

•	surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence;

•	performance of the Company’s internal audit function and independent auditor; and

•	preparation of this report.

      In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditor, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy of the Company’s systems of internal and disclosure controls and internal audit function. The Committee has the authority to investigate any matter brought to its attention and may retain outside counsel for such purpose.

      The Committee met seven times during fiscal year 2003. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

      As part of its oversight of the Company’s financial statements, the Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2003. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit. The Committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures the Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor’s independence.

      Following its review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee has also selected Ernst & Young LLP as the Company’s independent auditor for 2004.

Members of the Audit Committee

Dean R. O’Hare	James T. Hackett	Kent Kresa	Robin W. Renwick

Martha R. Seger	Suzanne H. Woolsey

      The Audit Committee has presented this report as of March 3, 2004.

ORGANIZATION AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Objectives

      The objectives of the Company’s executive compensation programs are to:

      Provide competitive compensation opportunities. The Company’s executive compensation programs are designed to attract, retain, and motivate a highly qualified executive team critical to achieving Fluor’s challenging strategic objectives and building shareholder value. The Committee evaluates Company financial performance and actual compensation, and compares the results with data for peer companies, as well as a broader group of general industry companies. In addition to industry, comparability of companies is assessed based on size, complexity, financial performance history, growth, global scope and other relevant factors.

      Have a significant portion of pay that is performance-based. Fluor expects superior performance, both collectively and individually, and the executive compensation programs are designed to provide rewards when above-average Company and individual results are achieved. The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis. The Committee strives to provide the participating executives with a clear and common understanding of Company objectives (financial and non-financial), how objectives are established, and the reward for the achievement of objectives.

      Align interests of management with those of the shareholders. The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company’s stock to more closely align the interests of management to the interests of shareholders.

      Accordingly, the Committee has an executive compensation program that consists of three components: (1) annual base salary; (2) incentive bonuses, the amount of which is dependent on both Company and individual performance during the year; and (3) long-term incentive awards, including grants of stock-based compensation and long term performance-based cash awards designed to align executives’ interests with those of shareholders by rewarding outstanding performance and increasing shareholder value.

Total Compensation

      The Compensation Committee targets total compensation for executive officers (the sum of base salary, annual incentive payments and long-term compensation) to be between the 50th and 75th percentile of selected peer companies, depending on the Company’s performance during the year.

Base Salary

      Consistent with its objectives, the Committee intends to provide management with a competitive level of pay. Base salaries for executive officers are reviewed on an annual basis or upon changes in responsibilities. In addition to Company peer group pay levels for comparable positions, increases in salary are based upon an evaluation of such factors as the level of responsibility, individual performance and contributions to the Company. During 2003, the Committee took all of the foregoing factors into account in approving the salary increases shown for Messrs. Boeckmann, Steuert, Fisher and Stevens in the Summary Compensation Table.

Annual Incentive Program

      Annual incentive awards provide management with an opportunity to earn additional compensation for the achievement of Company, business unit, and individual performance objectives. Each of the management employees who participate in this program, are provided with a target annual incentive amount. The targeted amount is based on a percentage of the executive’s salary, which increases for executives who are higher in the Company’s organization and who have greater responsibility for the achievement of the Company’s strategic goals.

      In accordance with the Company’s annual incentive program, after the end of fiscal year 2003, the Company developed an aggregate amount available under the annual incentive program for all eligible members of management. The size of the aggregate bonus payout is based upon an assessment of both overall Company and individual business unit performance as compared to both planned and prior fiscal year performance, and the extent to which the Company achieved its overall financial goals, including goals related to the Company’s earnings, and the historic relationship of the aggregate bonus payout amount as a percentage of Earnings Before Interest and Taxes (EBIT).

      The proposed aggregate bonus payout was presented to and reviewed with the Compensation Committee. Based upon the review, the Committee recommended and the full Board approved the actual amount of the total annual incentive payout. The Company’s senior management develops individual bonus recommendations, within the limits of the aggregate payout amount, for eligible executive employees, based on an evaluation of their individual performance, their contribution to their business unit, the performance of their business unit and the Company’s overall performance. Awards paid to individuals range from zero to twice their target annual incentive amount. The Committee also reviewed the individual awards for members of management reporting directly to Mr. Boeckmann and gave final approval for their recommended bonuses.

      In February 2003, the Committee established an overall performance target for senior management based on the achievement of a specified level of net earnings to allow any annual incentive awards paid to them to qualify as “performance-based compensation,” as defined in Section 162(m) of the Internal Revenue Code. After the end of the fiscal year, the Compensation Committee determined that the 2003 target had been achieved and that bonuses would be paid under the program. The annual incentive awards given to the five most highly compensated executive officers of the Company appear as one component of the “Annual Bonus” column of the Summary Compensation Table.

      In determining Mr. Boeckmann’s annual incentive award for 2003 under the 2003 Executive Performance Incentive Plan, the Committee determined that the Company’s net earnings performance objective for 2003 was achieved. After reviewing the Company’s achievement of other pre-established measures including, return on assets employed, new order revenue, new awards gross margin, safety objectives and employee diversity objectives, the Committee determined that the performance of these objectives was above the targeted level overall. Based on this determination and recommendation from the Committee, the Board approved a 2003 annual incentive award for Mr. Boeckmann as described in footnote 2 of the Summary Compensation Table.

Long-Term Incentive Program

      The long-term incentive program is designed to encourage creation of long-term value for our shareholders, to reward the achievement of superior operating results, to facilitate the retention of key management personnel, and to align the interests of management and shareholders through equity ownership. Approximately two-thirds of eligible management employees, including all of the Named Executive Officers, received awards under the Company’s long-term incentive program in 2003.

      In 2003, the Committee made grants of the following types of awards as part of its long-term incentive program: (1) long-term cash incentive awards which are earned based upon meeting net earnings, return on assets, and new award margin targets over a three year period established by the Committee; (2) stock options which vest four years from the grant date, with accelerated vesting upon the achievement pre-established performance hurdles; (3) restricted shares which vest at a rate of 25 percent per year and (4) restricted shares that the Committee calls “career shares” which vest 10 years from the grant date. Vesting of all of these awards is contingent upon continued employment. The award of career shares is intended to specifically encourage retention of key management talent. The Committee believes that the combination of program awards made in 2003 provides a balanced approach in which year-over-year financial performance and long-term increases in shareholder value must be achieved to realize value in these awards.

      Mr. Boeckmann and the other Named Executive Officers received awards of each element of the long-term incentive plan in fiscal year 2003. The cash incentive awards granted in 2003 appear in the Long-Term Program Awards table on page 20 of the proxy statement. The stock options awarded in 2003 to the Named

Executive Officers are set forth in the table on page 19 of the proxy statement. The value of the restricted shares awarded, including the career shares, appear in the restricted stock awards column of the Summary Compensation Table. In order to reduce the uncertainty associated with variable accounting and mitigate the potential adverse impact to earnings associated with the use of restricted units, the Company exchanged all outstanding restricted units held by management for restricted stock in March 2003. The Compensation Committee did not award any restricted units to executives in 2003. It is the Committee’s intent that all amounts to be awarded under this program qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To that end, the equity awards made to the officers of the executive officers of the Company were subject to forfeiture if the Company failed to achieve a specified level of net earnings for the year. The Board also approved the achievement of the 2003 long-term incentive cash performance measures, which resulted in an aggregate 2003 payout of $537,600 for Mr. Boeckmann under the 2001-2003, 2002-2004 and 2003-2005 long-term incentive cash plans.

Stock Ownership Guidelines

      In an effort to more closely link executives’ financial interests with those of shareholders, the Committee has established executive officer stock ownership guidelines for key executive management. Under these guidelines, the executive officers are expected to own Fluor stock valued at between one-half and five times (for the Chief Executive Officer) their individual base salary amounts, depending upon their position in the Company. Executives subject to these guidelines are expected to meet or exceed the guidelines within three to five years of entering such position. As of the date of this report, all executive officers subject to reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934, as amended, are in compliance with Committee’s stock ownership guidelines.

Other Compensation

      To facilitate management continuity, the Company has entered into incentive/retention arrangements with certain of the Named Executive Officers, including Mr. Boeckmann. These agreements, including a description of the incentives available and amounts paid or awarded thereunder are described on pages 20 through 21 of this proxy statement.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). It is the Committee’s intent that all amounts to be awarded under its annual incentive award and long-term incentive programs qualify as performance-based compensation under Section 162(m); the Company may from time to time pay amounts that are not deductible to meet hiring, retention or other compensation objectives.

Review of Executive Compensation Program/ Changes for 2004

      In late 2003, the Organization and Compensation Committee completed a comprehensive review of the executive compensation program including, performance measurements used to incentivize management, the peer group used for pay comparisons, the overall program design and the Committee’s executive compensation objectives. To assist in the comprehensive review, the Committee retained Towers Perrin as its independent advisor to work directly with the Committee. Towers Perrin reviewed the current compensation practices of the Company, which included interviews with Committee members and senior management. The Committee analyzed which financial performance measures create and sustain shareholder value over time. As a result, the Committee selected new measures to use in its 2004 long-term incentive program. The Committee also established an Executive Compensation Survey Peer Group, which, along with other survey data, is used to set competitive pay levels beginning in fiscal year 2004. The survey peer group was selected based on company size, industry, market capitalization, competitor for talent, global capabilities and various other financial attributes. The Committee also reviewed entire executive compensation program design with specific emphasis on the long-term incentive program.

      The 2004 executive compensation program will reflect these changes and will also include the elimination of the award of stock options, and the increased use of career shares to encourage the retention of management.

Conclusion

      The Committee is satisfied that the compensation and long-term incentive plans provided to the executives of the Company are structured and operated to provide competitive compensation opportunities, promote the strategic objectives of the Company by tying pay to performance and aligning the long-term best interests of the Company and its shareholders. The executive compensation programs will continue to be reviewed regularly and, if necessary, changed, in a continuous effort to support the strategic business objectives of the Company and Fluor’s vision to be the preeminent leader in the global services marketplace through the delivery of world-class solutions to clients.

Organization and Compensation Committee

Peter J. Fluor	David P. Gardner	James T. Hackett	Kent Kresa	Joseph W. Prueher

      The Organization and Compensation Committee has presented this report as of March 1, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the last three fiscal years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served.

Summary Compensation Table

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Names and Principal Positions	Year	($)(1)	($)(2)	($)(3)	($)(4)	SARs(#)	($)(5)	($)(6)

Alan L. Boeckmann	2003	926,946	1,517,600	122,506	2,050,818	212,500	195,000	271,673
Chairman and Chief Executive	2002	828,689	1,421,500	70,927	754,800	128,000	0	243,511
Officer	2001	675,769	882,000	108,708	0	46,400	0	148,579

D. Michael Steuert	2003	566,947	607,200	24,069	361,875	37,500	65,000	122,845
Senior Vice President and Chief	2002	538,491	667,400	21,456	148,000	25,000	0	96,552
Financial Officer(7)	2001	307,692	312,000	0	210,150	0	0	136,012

Lawrence N. Fisher	2003	491,563	496,000	21,619	313,818	32,500	58,500	82,165
Chief Legal Officer and Secretary	2002	463,630	539,100	52,956	130,240	22,000	0	102,686
	2001	420,000	397,300	83,748	0	31,900	0	76,295

Mark A. Stevens	2003	426,942	422,500	14,413	217,704	22,500	39,000	116,349
Group Executive, Commercial	2002	388,579	459,200	16,428	88,800	15,000	0	103,133
Strategy and Risk	2001	336,882	326,400	26,278	0	7,500	0	77,823

John L. Hopkins	2003	450,029	346,300	14,413	217,704	22,500	39,000	111,539
Group President, Government(8)	2002	450,029	320,500	10,752	88,800	15,000	0	583,242
	2001	450,007	321,670	0	90,028	16,000	0	38,074

(1)	Includes cash compensation earned and received by Named Executive Officers as well as amounts earned but deferred pursuant to the Fluor Corporation Executive Deferred Compensation Plan at the election of those officers.

(2)	Includes annual incentive awards for 2003 performance; and annual payments for the 2001-2003 and 2002-2004 long-term incentive cash plans. The total amounts shown in this column for fiscal year 2003 consist of the following: (i) Mr. Boeckmann: $1,175,000 — annual incentive; $108,600 — 2001-2003 long-term incentive cash plan payment for 2003 performance, and $234,000 — 2002-2004 long-term incentive cash plan payment for 2003 performance; (ii) Mr. Steuert: $416,500 — annual incentive; $104,000 — 2001-2003 long-term incentive cash plan payment for 2003 performance, and $86,700 — 2002-2004 long-term incentive cash plan payment for 2003 performance; (iii) Mr. Fisher: $339,300 — annual incentive; $80,400 — 2001-2003 long-term incentive cash plan payment for 2003 performance; and $76,300 — 2002-2004 long-term incentive cash plan payment for 2003 performance; (iv) Mr. Stevens: $318,500 — annual incentive; $52,000 — 2001-2003 long-term incentive cash plan payment for 2003 performance, and $52,000 — 2002-2004 long-term incentive cash plan payment for 2003 performance; (v) Mr. Hopkins: $294,300 — annual incentive; and $52,000 — 2002-2004 long-term incentive cash plan payment for 2003 performance.

(3)	Includes restricted unit payments in cash for the benefit of each Named Executive Officer to compensate for tax withholdings as a result of the lapse of restrictions on related restricted stock held by such Named Executive Officer. In March 2003, all outstanding restricted units were exchanged for shares of restricted stock which have the same vesting schedule as the restricted units that were exchanged and cancelled.

(4)	Amounts shown represent the market value of restricted stock granted as long-term compensation in 2003 at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years 2001, 2002, and 2003, the Company awarded 5,988, 40,900, and 109,220 shares, respectively, to all Named Executive Officers as a group as long-term compensation. Restricted stock granted in fiscal years 2001 and 2002 vest at the rate of 25% per year. Restricted stock granted in fiscal year 2003 consists of restricted shares which vest at the rate of 25% per year and “career” shares which vest at the end of 10 years.

The amounts shown exclude restricted stock issued in March 2003 in exchange for previously awarded restricted units. The restricted stock issued in exchange for the outstanding restricted units have the same vesting schedule as the restricted units that were exchanged and cancelled. The restricted shares issued in exchange for outstanding restricted units to the Named Executive Officers, valued at the fair market value of the shares on March 1, 2003, the effective date of the exchange, are as follows:

	Number	Value

Alan L. Boeckmann	71,932	$2,029,921
D. Michael Steuert	4,305	$121,487
Lawrence N. Fisher	9,668	$272,831
Mark A. Stevens	15,904	$448,811
John L. Hopkins	2,694	$76,025

As of December 31, 2003, the total restricted stock holdings and the market value of such shares as of such date for each of the above Named Executive Officers consisted of the following: (i) Mr. Boeckmann: 244,366 shares with a value of $9,673,228; (ii) Mr. Steuert: 21,755 shares with a value of $861,172; (iii) Mr. Fisher: 32,220 shares with a value of $1,275,429, (iv) Mr. Stevens: 45,928 shares with a value of $1,818,060 and (v) Mr. Hopkins: 13,260 shares with a value of $524,897. Dividends are paid to all shareholders of record, including holders of restricted stock.

(5)	Includes cash payments under the 2003-2005 long-term incentive plan, payable subject to performance over the three year period ending December 31, 2005, based on threshold and maximum target performance goals. The amount reported as LTIP Payout for fiscal year 2003 reflects the annual payout for interim performance, consistent with the terms of the award agreement. Annual payments pursuant to the 2001-2003 and 2002-2004 long-term incentive plans are reported under “Bonus.”

(6)	The total amounts shown in this column for fiscal year 2003 consist of the following: (i) Mr. Boeckmann: $73,078 — Cash out of accrued unpaid vacation time; $92,257 — Company contributions and allocations to excess benefit plans; $97,294 — Benefit attributable to Company-owned and endorsed life insurance policy and imputed income; $9,044 — personal use of chartered aircraft and related tax gross up; (ii) Mr. Steuert: $45,401 — Company contributions and allocations to excess benefit plans; $1,261 — personal use of chartered aircraft and related tax gross up; and $76,183 — Benefit attributable to Company-owned and endorsed life insurance; (iii) Mr. Fisher: $37,890 — Company contributions and allocations to excess benefit plans and $44,275 — Benefit attributable to Company-owned and endorsed life insurance; (iv) Mr. Stevens: $83,656 — Cash out of accrued unpaid vacation time and $32,693 — Company contributions and allocations to excess benefit plans; (v) Mr. Hopkins: $41,108 — Cash out of accrued unpaid vacation time; $31,270 — Company contributions and allocations to excess benefit plans; $37,834 — Benefit attributable to Company-owned and endorsed life insurance; and $1,326 — attributable to other miscellaneous compensation.

(7)	Mr. Steuert joined the Company in 2001.

(8)	Includes amounts paid to Mr. Hopkins during fiscal year 2001 for his service as an executive officer of the Company’s e-commerce procurement venture. Mr. Hopkins was rehired by the Company in September 2001.

Stock Options

      The following table contains information concerning the grant of stock options made during fiscal year 2003 under the Company’s long-term incentive program to the Named Executive Officers:

Option Grants in Fiscal Year 2003

Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price Per	Expiration	Present
Name	Granted	Fiscal Year 2003	Share ($)(1)	Date	Value ($)(2)

Alan L. Boeckmann	212,500	18.68	28.95	02/04/08	1,974,125
D. Michael Steuert	37,500	3.30	28.95	02/04/08	348,375
Lawrence N. Fisher	32,500	2.86	28.95	02/04/08	301,925
Mark A. Stevens	22,500	1.98	28.95	02/04/08	209,025
John L. Hopkins	22,500	1.98	28.95	02/04/08	209,025

(1)	Options were granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. All options were granted with a term of 5 years, subject to earlier termination in certain events related to termination of employment, and vest 4 years from the grant date with accelerated vesting upon the achievement of pre-established performance objectives. The vesting of these options may also accelerate upon termination of employment following a change of control of the Company. See the discussion under the heading “Change of Control Provisions in Certain Plans” at page 21. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2)	The Grant Date Present Value is computed using the Black-Scholes option pricing model based on the following general assumptions: (a) an expected option term of 5 years for options which reflects the expected 5-year life of the option; (b) a risk-free interest rate that represents the interest rate on a U.S. Treasury Note with a maturity date corresponding to that of the expected option term; (c) stock price volatility is calculated using 36 months of monthly stock data up to January 2003; and (d) dividend yield is calculated by dividing the annual dividend by the fair market value.

The specific option pricing model assumptions for the grants were as follows: $28.95 exercise price; 3.00% risk free interest rate; 40.20% stock price volatility; and 2.21% dividend yield. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken. The option value was discounted by approximately 3.00% for risk of forfeiture during the vesting period. The actual value, if any, an executive may realize will depend upon the excess of the stock price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown.

Option Exercises and Holdings

      The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during fiscal year 2003 and unexercised options held as of the end of fiscal year 2003:

Aggregated Option Exercises in Fiscal Year 2003

and Fiscal Year End Option Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options at Fiscal Year End		Options at Fiscal Year End(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan L. Boeckmann	0	$0	167,365	331,700	$1,706,194	$3,218,498
D. Michael Steuert	0	0	6,250	56,250	62,406	586,031
Lawrence N. Fisher	0	0	29,794	64,950	179,387	510,390
Mark A. Stevens	0	0	25,094	37,500	287,360	351,619
John L. Hopkins	0	0	11,750	41,750	52,524	366,699

(1)	Market value of underlying securities at fiscal year-end, minus the exercise price. The market value is the average of the highest and lowest trading values of Fluor common stock on December 31, 2003.

Long-Term Incentive Awards

      The following table provides information with respect to the Named Executive Officers concerning long-term cash incentive awards made during fiscal year 2003 under the Company’s long-term incentive award program. Each award represents the right to receive an amount in cash if net earnings, new awards revenue and new awards gross margin targets for the three year period ending on December 31, 2005 are achieved, and subject to earlier annual payouts based on interim performance as determined by the Organization and Compensation Committee. If performance falls below the threshold amount, no award is payable. If results fall between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. Payments made under the 2003-2005 long-term incentive cash program are reported in the Summary Compensation Table in the year of payout, if any.

Long-Term Incentive Program Awards in Fiscal Year 2003

		Estimated Future Payouts Under
	Performance or	Non-Stock Price Based Plans($)
	Other Period Until
Name	Maturation or Payout(1)	Threshold(2)	Target	Maximum

Alan L. Boeckmann	3 Years	375,000	750,000	1,500,000
D. Michael Steuert	3 Years	125,000	250,000	500,000
Lawrence N. Fisher	3 Years	112,500	225,000	450,000
Mark A. Stevens	3 Years	75,000	150,000	300,000
John L. Hopkins	3 Years	75,000	150,000	300,000

(1)	The 2003-2005 Long-Term Incentive Cash Program provides for three-year performance targets, subject to earlier annual payouts based on interim performance.

(2)	Payment of the Threshold is conditioned on overall achievement of minimum performance measures; where a minimum performance measure is not achieved, no portion of the cash incentive tied thereto will be paid. Accordingly, the Company’s failure to achieve minimum performance measures may result in no payments being made.

Employment Contracts and Termination of Employment Arrangements

      Mr. Boeckmann. The Company had provided Mr. Boeckmann with an incentive/retention arrangement whereby Mr. Boeckmann could have earned up to $5,000,000, divided into two components. The first component of the award was incentive-based and is made up of a combination of 105,329 shares of restricted stock (as adjusted for the spin-off from Massey) and 70,220 tandem restricted units (as adjusted for the spin-off from Massey). The grant of these awards was based upon the Company exceeding pre-established annual performance objectives. Twenty-five percent of the award amount was earned if the established objectives were achieved at the end of each fiscal year. If the annual objective was not achieved, that portion of the award was forfeited. The objectives for 2000 were not met and the corresponding portion of the award was forfeited. The objectives for 2001 were met. In 2002, the objectives were 75% met and 25% of the corresponding portion of the award was forfeited. In 2003, the objectives were 87.5% met and 12.5% of the corresponding portion of the award was forfeited. In the aggregate, 115,205 shares of restricted stock were received under this plan and have vested. All restricted units were exchanged for restricted stock during fiscal year 2003. The entire incentive award was subject to forfeiture should Mr. Boeckmann have voluntarily terminated his employment with the Company before January 1, 2004.

      The second component of the award was retention-based. Mr. Boeckmann earned $2,500,000 (plus investment return on amounts conditionally credited to him on a pro-rata basis during the term of the arrangement), which was credited into Mr. Boeckmann’s account in the Executive Deferred Compensation Program because he remained continuously employed by the Company until January 1, 2004. In the event Mr. Boeckmann’s employment had terminated prior to such vesting date for any reason other than death, disability, a Company-initiated reduction in force, or following a change in control, then all of the amount would have been forfeited.

      Mr. Stevens. The Company has provided Mr. Stevens with an incentive/retention arrangement whereby Mr. Stevens can earn up to $1,000,000, divided into two components. The first component of the award is incentive-based and is made up of a combination of 10,000 shares of restricted stock (as adjusted for the spin-off from Massey) and 6,700 tandem restricted units (as adjusted for the spin-off from Massey). The grant of these awards is based upon the Company exceeding pre-established annual performance objectives. Twenty-five percent of the award amount is earned if the established objectives are achieved at the end of each fiscal year. If the annual objective is not achieved, that portion of the award is forfeited. The objectives for 2001 and 2002 were met. In 2003, the objectives were 87.5% met and 12.5% of the corresponding portion of the award was forfeited. All earned restricted stock and units vest on December 31, 2004, at the end of a four year performance period. The entire incentive award, earned and unearned, will be forfeited should Mr. Stevens voluntarily terminate his employment with the Company before December 31, 2004.

      The second component of the award is retention-based. The Company has provided Mr. Stevens with a retention arrangement whereby he can earn $500,000 (plus investment return on amounts conditionally credited to him on a pro-rata basis during the term of the arrangement), which will be credited into Mr. Stevens’ account in the Executive Deferred Compensation Program if he remains continuously employed until December 31, 2004, or his employment terminates prior to that date due to death or disability or a Company-initiated reduction in force, or following a change of control. In the event Mr. Stevens’ employment terminates prior to such vesting date for any reason other than the foregoing, then all of the amount will be forfeited.

      Mr. Steuert. In connection with Mr. Steuert joining the Company, Fluor agreed to provide him with one year’s pay at his current base salary if he is terminated by the Company for any reason, except for cause. In addition, if he retires from the Company, he will receive one year’s pay, at his then current base salary as a supplemental retirement benefit.

Change of Control Provisions in Certain Plans

      Under the Company’s “stock plans,” which provide for stock options, restricted stock, stock unit awards, and SARs, restrictions on exercisability and transferability which are premised on continued service with the Company or its subsidiaries lapse if the holder’s employment is terminated for any reason within two years following a “Change of Control” of the Company. A change of control of the Company shall be deemed to have occurred if (1) a third person, including a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or (3) such other events as the Company’s Organization and Compensation Committee of the Board of Directors from time to time may specify.

      Pursuant to the Fluor Executives’ Supplemental Benefit Plan, Fluor executive officers have Company-owned life insurance, which upon a change of control and the occurrence of adverse employment conditions (such as termination of employment, or forced relocation) provides for a lump-sum payment of benefits. The amount of the payment would vary with the age of the recipient and years of service with the Company.

Defined Benefit Pension Plan

      Fluor maintains a tax-qualified, noncontributory defined benefit cash balance pension plan, called the Fluor Corporation Employee’s Defined Retirement Plan, for salaried employees who have completed one year of service. Amounts payable upon retirement are based on a participant’s account balance and age at the time of retirement. Account balances are “credited” monthly based generally upon the participant’s credited years of service, age and a percentage of qualifying compensation. Retirement benefits are non-forfeitable after five years of service. Assuming each of our Named Executive Officers retires from the Company at age 65, salaries increase by 4% annually and the average annual interest rate is 4%, and based upon the existing account balances, Messrs. Boeckmann, Steuert, Fisher, Stevens and Hopkins would receive annual annuities of $19,512, $11,549, $12,330, $28,305 and $26,681, respectively under the defined benefit plan.

Performance Graph

      The following graph depicts the Company’s total return to shareholders from January 1, 1999 through December 31, 2003, relative to the performance of the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group Index, which is a published industry index. This graph assumes the investment of $100 on January 1, 1999 in each of Fluor Corporation, the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group, and the reinvestment of dividends paid since that date. Returns for 2000 and 2001 reflect the reverse spin-off from Massey. Shares of Massey held on November 30, 2000 are treated as dividends on the shares of Company stock distributed on that date. The market value of such Massey shares is treated as having been reinvested in Company stock on December 1, 2000. For this purpose, stock values are based on the average of the high and low prices for Massey shares or Company shares, as applicable, on December 1, 2000.

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

Fluor Corporation	$100.00	$118.26	$185.30	$212.72	$162.49	$234.30
S&P 500	$100.00	$120.89	$109.97	$96.94	$75.64	$97.09
Dow Jones Heavy	$100.00	$105.91	$116.36	$117.14	$93.73	$137.98

DIRECTORS’ FEES

      Ten of the 11 current directors are not salaried employees of the Company or its subsidiaries. For their services in 2003, those directors were paid a retainer at the annual rate of $40,000, plus an additional annual retainer of $5,000 for the Chairs of Board Committees, plus a fee of $2,000 per day for each day upon which one or more Board or Board Committee meetings are attended. Each such director also receives a $2,000 annual California tax allowance. The lead independent director is also paid an additional $30,000 per year. In addition, each director receives a $75,000 supplemental life insurance policy. Salaried employees receive no additional compensation for their services as directors. In 2004, the additional annual retainer for the Chair of the Audit Committee will be $10,000 (an increase of $5,000).

      Directors are permitted to defer receipt of directors’ fees until their retirement or other termination of status as a director. Directors may elect to have deferred amounts valued as if invested either wholly or partially in Company stock or one or more of 14 investment funds, and directors electing the Company stock valuation for deferrals and maintaining that election continuously for five years earn a 25% premium on the deferred amount “invested” in Company stock. All of the directors who deferred fees in 2003 elected the Company stock valuation method for at least half of their deferral.

      Pursuant to the 2000 Restricted Stock Plan for Non-Employee Directors, amendments for which are being sought in Proposal 3, when non-employee directors join the Board, they receive up to 1,500 shares of restricted common stock and restricted units in an amount determined by the Organization and Compensation Committee, which are payable in cash to assist in satisfying related income tax liabilities. Awards are made on a date determined by the Committee following appointment. Restrictions lapse and units become earned and payable immediately on 20% of the award on the date of grant, and then on 20% of the award on each of the four succeeding annual anniversaries of the date of grant.

      Non-employee directors also receive annual grants of up to 750 shares of restricted stock and related restricted units in an amount determined by the Organization and Compensation Committee which are payable in cash to assist in satisfying related income tax liabilities under the 2000 Restricted Stock Plan for Non-Employee Directors. These grants are generally made as of the date of the annual meeting of shareholders. If the amendments to the 2000 Restricted Stock Plan for Non-Employee Directors are approved by the shareholders at the Annual Meeting, the 2004 annual grant is expected to reflect a total market value of $71,000 payable in restricted stock and related restricted units as of the date of the Annual Meeting. Restrictions on annual awards made under this plan after January 2002 lapse at the rate of 20% per year over five years. If a director leaves Board service, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse, however, if a director attains the age for mandatory retirement (72 years), obtains Board approval of early retirement, dies, becomes permanently and totally disabled, or a change of control of the Company occurs.

      In March 2003, a committee of disinterested directors determined that non-employee directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The five eligible directors made such an election. In lieu of these shares, these directors will receive the amount of their respective accrued retirement benefits at the time of the cancellation of the retirement plan upon their retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years such director had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

RATIFICATION OF APPOINTMENT OF AUDITORS

Proposal 2

      Our Audit Committee is asking shareholders to ratify its appointment of Ernst & Young LLP as our independent auditors to audit the financial statements of the Company for the fiscal year ending on December 31, 2004. In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the

Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its shareholders.

      A representative of Ernst & Young LLP will be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

      The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2002 and 2003, and fees billed for other services provided by Ernst & Young for fiscal years 2003 and 2002. Certain amounts from fiscal year 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended
	(in millions)

	2003	2002

Audit Fees	$3.8	$3.2
Audit-Related Fees(1)	1.0	0.7
Tax Fees(2)	1.9	3.8
All Other Fees(3)	1.1	2.3

Total Fees Paid	$7.8	$10.0

(1)	Includes pension plans, accounting and reporting consultations, acquisition audits and internal control reviews.

(2)	Tax Fees for 2003 and 2002 consisted of $1.4 million and $3.3 million, respectively, of tax compliance services (including preparation and filing of expatriate tax returns and preparation and filing of non-U.S. tax returns) and $0.5 million for each year of tax consulting services (principally tax controversy support outside of the United States).

(3)	Principally government contracts services.

      All non-audit services were reviewed by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee’s Pre-Approval Policy

      During fiscal year 2003, the Audit Committee of our Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by our independent auditor and for the prohibition of certain services from being provided by the independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Fluor by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management provides the Audit Committee a quarterly report listing service performed by and fees paid to the independent auditor during the current fiscal year and previous quarter.

      If the cost of any service exceeds the pre-approved monetary limit, such service must be approved by the Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to Fluor by the independent auditor for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting.

Board Recommendation

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

APPROVAL OF AMENDMENTS TO THE

2000 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Proposal 3

      Previously, the Company’s shareholders approved a stock plan entitled the 2000 Restricted Stock Plan for Non-Employee Directors (the ”Plan”). The Plan provides for awards of restricted stock to non-employee directors of the Company as part of the compensation for their Board service. The Company’s shareholders are now being asked to approve several amendments to the Plan. Such amendments will become effective only if and when approved by the Company’s shareholders.

      Pursuant to the Plan prior to its amendment, in connection with joining the Board, a non-employee director of the Company may receive up to 1,500 shares of restricted stock as well as the number of restricted units (payable in cash) sufficient to satisfy the potential tax liabilities. In addition, a non-employee director will annually receive up to 750 shares of restricted stock as well as the number of restricted units (payable in cash) sufficient to satisfy the potential tax liabilities. Both awards vest over time as the director continues his or her Board service. After conferring with compensation consultants hired by management, management recommended and the Governance Committee and the Board determined that it would be in the best interests of the Company’s shareholders if a larger portion of director compensation was paid in the form of stock in order to better align the interests of the directors and those of the Company’s shareholders. Accordingly, the Plan was amended to provide that a non-employee director may receive up to 2,500 shares of restricted stock and related restricted stock units when he or she first joins the Board and will annually receive up to 2,500 shares of restricted stock and related restricted units.

      The Plan has also been amended to increase the aggregate number of shares available for issuance. Before it was amended, the Plan provided that up to 120,000 shares of common stock could be issued under the Plan. As of December 31, 2003, only 54,688 were available for grant under the Plan. The Governance Committee and the Board determined that it would be in the best interests of the Company’s shareholders if a considerable portion of a non-employee director’s compensation is dependent on the director’s service over time as well as the performance of the Company’s stock. Accordingly, the Plan was amended to increase the aggregate number of shares available for issuance by 100,000.

      The following is a description of the material features of the Plan, as amended and restated (the “Amended Plan”). The description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan which is attached to this proxy statement as Appendix B and is incorporated herein by reference. Shareholders are encouraged to read the text of the Amended Plan in its entirety.

Plan Terms

      Eligibility. Directors of the Company who are not and have never been employees of the Company or its subsidiaries are eligible to receive awards under the Amended Plan. As of March 1, 2004, ten directors were eligible to receive awards under the Amended Plan.

      Available Shares. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Amended Plan is 220,000. The aggregate number of shares issued under the Amended Plan will equal only the number of shares actually issued upon exercise or settlement of an award and will not include shares subject to awards that have been canceled, expired or forfeited or shares subject to restricted units.

      Maximum Time for Making Grants. Awards of restricted stock under the Amended Plan must be made within ten years from the effective date of the Amended Plan.

      Administration, Amendment and Termination. The Amended Plan will be interpreted and administered by, and may be amended from time to time or terminated at any time by, the Organization and Compensation Committee, subject to the approval of the shareholders of the Company to the extent such approval is required by law or the applicable rules of any securities exchange listing the Company’s stock. All decisions of the Organization and Compensation Committee will be final and binding on all participants.

Award Terms

      Pursuant to the Amended Plan, in connection with joining the Board, a non-employee director may receive up to 2,500 shares of restricted common stock and related restricted units. Awards are made on a date determined by the Organization and Compensation Committee following the director’s appointment or election. Restrictions lapse and units become earned and payable immediately on 20% of the award on the date of grant, and then on 20% of the award on each of the four succeeding annual anniversaries of the date of grant. If the director engages in knowing and willful misconduct in connection with his or her service as a member of the Board; competes with the Company at any time during his or her period of service as a member of the Board; or stops serving on the Board, the portion of the initial award remaining subject to restrictions is generally forfeited.

      Non-employee directors will receive annual grants of up to 2,500 shares of restricted stock and related restricted units. These grants are generally made on the date of the annual meeting of shareholders. Restrictions on annual awards lapse at the rate of 20% per year over five years. As with the initial award, if the director engages in knowing and willful misconduct in connection with his or her service as a member of the Board; competes with the Company at any time during his or her period of service as a member of the Board; or stops serving on the Board, the portion of the annual award remaining subject to restrictions is generally forfeited. However, the award generally vests in full if the director has held the annual award for at least six months and any of the following occur: the director attains the age for mandatory retirement (currently 72 years), obtains Board approval of early retirement, dies, becomes permanently and totally disabled, or a change of control of the Company occurs.

      All shares awarded under the Amended Plan will be subject to restrictions prohibiting transfer and entailing a substantial risk that such shares will be forfeited to the Company until such time as the restrictions lapse.

Tax Consequences

      A director who receives restricted stock under the Plan will be deemed to have received income for Federal income tax purposes, absent a contrary election, when the shares are no longer subject to a substantial risk of forfeiture, when they become transferable (and the rights of the transferee would not be subject to a substantial risk of forfeiture) or when they are disposed of, whichever occurs first. The amount of such income will be equal to the fair market value of the shares as of the date on which the director is deemed to have income. A director may elect, however, to include in income in the year of the grant the fair market value of the shares (determined without regard to any restrictions thereon) on the date of the grant. The Company will be entitled to a deduction in the amount of the income that is deemed to be received by the director.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 with respect to the shares of common stock that may be issued under the Company’s equity compensation plans.

			(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted-Average	Available for Future
	to be Issued	Exercise Price of	Issuance Under Equity
	Upon Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Listed in Column (a))

Equity compensation plans approved by shareholders(1)	2,869,800	$30.61	4,499,537
Equity compensation plans not approved by shareholders(2)	2,036,222	$34.92	0

Total	4,906,022	$32.39	4,499,537

(1)	Consists of the 2000 Executive Performance Incentive Plan, the 2000 Non-Employee Director Plan, both of which were adopted in connection with the reverse-spin-off from Massey that was approved by shareholders and the 2003 Executive Performance Incentive Plan which was approved by shareholders last year.

(2)	Consists of 1,576,222 shares issuable under the Company’s 2001 Key Employee Performance Incentive Plan (the “2001 Plan”), and a warrant to purchase 460,000 shares provided to a minority shareholder of a subsidiary of the Company which is an e-commerce procurement venture in order to induce the shareholder to enter into a royalty agreement. The 2001 Plan was a broad-based plan that provided for the issuance of up to 3,600,000 shares of common stock pursuant to stock options, restricted stock, incentive awards or stock units. Any person who is a full-time “exempt” employee or prospective employee of the Company or any consultant or advisor of the Company was eligible for the grant of awards under the 2001 plan. No awards under the 2001 plan were granted to executive officers of the Company. The 2001 plan was terminated when the Company’s 2003 Executive Performance Incentive Plan was approved by shareholders at the Company’s last annual shareholders’ meeting.

Recommendation

      By affording non-employee directors of the Company an opportunity to acquire or increase their proprietary interest in the Company and by thus encouraging such directors to become shareholders of the Company, the Company seeks to motivate, retain and attract those highly competent individuals as directors whose judgment, initiative, leadership and continued efforts the Company requires. For this reason, the Governance Committee and the Board recommend that the Company’s shareholders vote “FOR” this proposal.

OTHER BUSINESS

      The Company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you share an address with another shareholder and you would prefer to receive a single copy of the proxy statement instead of multiple copies, please notify your broker if your shares are held in a brokerage account, or our transfer agent, Mellon Investor Services LLC at (877) 870-2366, 85 Challenger Road, Ridgefield Park, NJ 07660, if you hold registered shares. The Company promptly will deliver to a shareholder who received one proxy statement as the result of householding a separate copy of the proxy statement upon the shareholder’s written or oral request directed to Fluor’s Investor Relations Department at (949) 349-3909, Fluor Corporation, One Enterprise Drive, Aliso Viejo, CA 92656.

Advance Notice Procedures

      Under the Company’s bylaws, no business may be brought before an annual meeting by a shareholder unless written notice is delivered to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2005 annual meeting, between December 29, 2004 and January 28, 2005. However, in the event that the 2005 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after April 28, 2005, then such notice must be received not earlier than the 120th day and not later than the 90th day prior to the date of the 2005 annual meeting or the 10th day following the day on which public announcement of the date of the 2005 annual meeting is first made by the Company. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. Any notices should be sent to: Lawrence N. Fisher, Chief Legal Officer, Fluor Corporation, One Enterprise Drive, Aliso Viejo, CA 92656. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Shareholder Proposals for the 2005 Annual Meeting

      Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2005 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than November 24, 2004. Any proposals should be sent to: Lawrence N. Fisher, Chief Legal Officer, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656.

Electronic Voting

      If you own your shares of common stock of record or hold shares in your Company retirement plan participant account, you may authorize the voting of your shares over the Internet at www.eproxy.com/flr or telephonically by calling 1-800-435-6710 and by following the instructions on the enclosed proxy or voting instruction card. Authorizations submitted over the Internet or by telephone must be received by 8:00 p.m. Pacific Daylight Time on April 27, 2004, except with respect to shares held in Company retirement plans which must be received by 8:00 p.m. Pacific Daylight Time on April 25, 2004 to be voted by the trustee.

      Use of these Internet or telephonic voting procedures constitutes your authorization of Mellon, or in the case of shares held in Company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Lawrence N. Fisher
Chief Legal Officer and Secretary

March 17, 2004

Aliso Viejo, California

APPENDIX A

FLUOR CORPORATION

AUDIT COMMITTEE

Charter

A.     Purpose and Activities

Statement of Purpose

      The Audit Committee (the “Committee”) shall

•	provide assistance to the Company’s Board in fulfilling its oversight responsibility to the shareholders, potential shareholders and investment community relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor; and

•	prepare the report that Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.

Responsibilities

      It is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditor, internal audit and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority, without seeking the approval of the Board, to engage independent counsel and other advisors it determines necessary to carry out its responsibilities and shall receive appropriate funding from the Company, as determined by the Committee, for payment of compensation to any such advisors. To assist it in carrying out its responsibilities, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

      As part of its responsibilities, the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange (the “NYSE”) or other regulatory authority:

•	Directly appoint and retain or terminate, when appropriate, a firm of independent certified public accountants to serve as the independent auditor of the Company, which firm shall report directly to the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The Committee’s selection shall annually be submitted to the Company’s shareholders for ratification.

•	Approve in advance all audit engagement fees and terms of all audit services to be performed by the independent auditor. By approving the audit engagement, the audit service shall be deemed to have been pre-approved.

•	Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

•	Obtain and review, at least annually, a report by the independent auditor describing:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm;

•	any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company.

•	Oversee the regular rotation of the lead partner of the independent auditor at least every five years as required by law and evaluate the audit firm itself for both audit quality and price annually.

•	Review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. This evaluation shall take into account the opinions of management and the internal auditors.

•	Review and discuss with the independent auditor:

•	the scope of the audit, the results of the annual audit examination by the independent auditor, and any difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; and

•	any reports of the independent auditor with respect to interim periods.

•	Review and discuss with the independent auditor and management the annual audited and quarterly financial statements of the Company, including:

•	the auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the Company’s financial statements;

•	the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical;

•	any major issues regarding the adequacy of the Company’s internal controls, or the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and internal controls or the effect of regulatory and accounting initiatives.

•	Recommend to the Board, based on the review and discussions described in the previous two paragraphs, whether the financial statements should be included in the Annual Report on Form 10-K.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports, inquiries or correspondence received from regulators or government agencies which raise material issues regarding the Company’s financial statements or accounting policies.

•	Obtain and review, prior to each meeting, a summary of internal audit reports completed and in process and a progress report on the internal audit plan and management’s responses.

•	Review, with the input of the independent auditor, the performance of the internal audit function of the Company, including the independence, objectivity and authority of its reporting obligations, the reasonableness of the proposed internal audit plan for the coming year, the coordination of the internal audit plan with the independent auditor and the adequacy of staffing and budget to accomplish the internal audit plan.

•	Meet periodically and separately with the independent auditor, internal audit and management to review and discuss the adequacy and effectiveness of the internal controls of the Company (with particular emphasis on the scope and performance of the internal audit function).

•	Review and discuss the Company’s disclosure controls and procedures with the independent auditor, internal audit and management.

•	Review and discuss, in a general manner, the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Establish policies for the hiring of employees or former employees of the independent auditor.

•	Review and discuss with management the Company’s most significant financial risks, methods of risk assessment, risk mitigation strategies and the overall effectiveness of the Company’s guidelines, policies and systems with respect to risk assessment and management, including policies and procedures for derivative and foreign exchange transactions and insurance coverage.

•	Monitor the investment policy and performance of the Company’s employee retirement and other benefit trust funds, review the key assumptions in valuing the plan assets and liabilities and review plan funding policies.

•	Establish and review procedures for the receiving, processing, retaining and handling of complaints received by the Company regarding accounting, internal controls or audit matters, including procedures for the confidential, anonymous submission of legitimate concerns by employees regarding any questionable accounting, internal controls or audit matters.

•	Prepare the Committee’s report to be included in the Company’s annual report and proxy statement, as required by the Exchange Act and any other applicable laws, rules and regulations.

•	Review with management the Company’s compliance with its codes of conduct and ethics related to accounting, internal accounting controls and auditing matters and advise the Board regarding the Company’s compliance.

•	Conduct an evaluation of the Committee’s performance, at least annually, to determine whether it is functioning effectively.

•	Review the adequacy of this Charter, at least annually, and recommend any changes to the Board.

•	Report regularly to the full Board with respect to the Committee’s performance of its responsibilities under this Charter.

Limitations

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

B.	Membership

      The Committee shall consist of at least four directors, all of whom shall be “independent directors.” For purposes hereof, an “independent director” means a director who satisfies the “independence” requirements of the New York Stock Exchange, and any other applicable law, rules and regulations, as determined by the Board. Each member of the Committee must be financially literate, as determined in the Board’s judgment, and at least one member of the Committee must be a “financial expert,” as defined in rules promulgated by the SEC. The Board shall designate one member as the Chair.

      If a member of the Committee simultaneously serves on the audit committee of more than two other public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and must disclose such determination in the annual report and proxy statement.

      The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee. The Board may replace Committee members.

C.	Meetings

      The Committee shall meet at least quarterly, prior to the regular meetings of the Board. In addition, the Committee shall meet annually to discuss the annual report, proxy statement and audited financial statements for the fiscal year. The Committee shall meet more frequently to the extent deemed necessary or appropriate by its members. The Committee shall meet separately in executive sessions, periodically, by itself and with each of management, the principal internal auditor of the Company and the independent auditor. At each regular meeting of the Board, the Committee shall report to the full Board with respect to the Committee’s meetings and activities. A majority of the Committee shall constitute a quorum.

APPENDIX B

FLUOR CORPORATION 2000 RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS
(as amended and restated on April 28, 2004)

ARTICLE I.

DEFINITIONS

      1.1.     Definitions.

      As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Assumed Award” shall mean a restricted stock grant, restricted stock unit or other equity-based arrangement that was granted by Old Fluor to one of its non-employee directors for his or her service as such and which is assumed by the Company in connection with the Distribution, as such award has been adjusted or amended pursuant to the terms thereof.

(b) “Award” shall mean an award granted pursuant to the provisions of Article V or Article VI hereof.

(c) “Awardee” shall mean an Eligible Director to whom an Award has been granted hereunder.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change of Control” of the Company shall be deemed to have occurred if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

(f) “Committee” shall mean the administrative body provided for in Section 4.1.

(g) “Company” shall mean Fluor Corporation and, with respect to periods of time prior to the date of the Distribution, Old Fluor.

(h) “Distribution” shall have the meaning set forth in Section 2.2.

(i) “Eligible Director” shall mean a director of the Company who is not and never has been an employee of the Company or any of its Subsidiaries.

(j) “Fluor Stock Price” shall mean, as of any date, the closing sale price for shares of Stock quoted for such date on The New York Stock Exchange.

(k) “Old Fluor” shall have the meaning set forth in Section 2.2.

(l) “Plan” shall mean the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

(m) “Plan Effective Date” shall mean the date upon which the Plan becomes effective in accordance with the provisions of Section 2.3.

(n) “Restricted Stock Agreement” and “Restricted Unit Agreement” shall mean the agreement between the Company and the Awardee with respect to a Restricted Stock Award and Restricted Unit Award, respectively, granted hereunder.

(o) “Restricted Stock Award” shall mean Stock that is awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met.

(p) “Restricted Unit Award” shall mean amounts awarded pursuant to Article VI hereof.

(q) “Stock” shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or its successor, such other stock or securities.

(r) “Subsidiary” shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

ARTICLE II.

GENERAL

      2.1     Name.

      This Plan shall be known as the “Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.”

      2.2     Purpose.

      The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. The Plan also permits shares of Stock to be issuable upon vesting or satisfaction of restricted stock and restricted unit awards that were assumed by the Company in connection with the distribution of the Company’s common stock (the “Distribution”) to the stockholders of Massey Energy Company, which prior to the distribution was known as Fluor Corporation (“Old Fluor”).

      2.3     Effective Date.

      The Plan became effective upon its approval by Old Fluor, as sole stockholder of the Company.

      2.4     Limitations.

      Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate number of shares of Stock which may be issued under the Plan shall not exceed 220,000. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

      2.5     Awards Granted under Plan.

      For purposes of Section 2.4, the aggregate number of shares of Stock issued under this Plan at any time shall equal only the number of shares actually issued pursuant to Restricted Stock Awards and shall not count any shares of Stock returned to the Company upon cancellation, expiration or forfeiture of an Award or underlying a Restricted Unit Award.

ARTICLE III.

PARTICIPANTS

      3.1     Eligibility.

      Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE IV.

ADMINISTRATION

      4.1     Composition of Committee.

      The Plan shall be administered by the Organization and Compensation Committee of the Board, and/or by the Board or another committee of the Board, as appointed from time to time by the Board (any such administrative body, the “Committee”). The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

      4.2     Duties and Powers of the Committee.

      Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine the number of shares of Stock subject to Awards;

(c) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan;

(d) to determine whether, and the extent to which, adjustments are required pursuant to Section 8.1 hereof;

(e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      4.3     Determinations of the Committee.

      All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former directors of the Company and their beneficiaries, heirs, successors and assigns. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Director and such attorneys, consultants and accountants as it may select.

      4.4     Company Assistance.

      The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, disability or removal or resignation from the

Board and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V.

RESTRICTED STOCK AWARDS

      5.1     Awards under the Plan.

      The Committee may provide for a one-time Restricted Stock Award to any Eligible Director which shall be granted on a date determined by the Committee, in its sole discretion, in connection with such Eligible Director first being appointed or elected to the Board. The Committee shall grant to each Eligible Director that is a member of the Board during all or any portion of each calendar year a Restricted Stock Award, which shall be granted on a date determined by the Committee, in its sole discretion. The number of shares of Stock subject to a one-time Restricted Stock Award shall be set by the Committee but shall not exceed 2,500 and the number of shares of Stock subject to an annual Restricted Stock Award shall be set by the Committee but shall not exceed 2,500.

      An Assumed Award is a restricted stock grant, restricted stock unit or other equity-based arrangement that was granted by Old Fluor to its non-employee directors for their service as such and assumed by the Company in connection with the Distribution, as adjusted or amended pursuant to the terms thereof. Assumed Awards may be settled with Stock authorized and issued under this Plan. Notwithstanding any provision to the contrary in this Plan and except as provided in this sentence, the terms of Assumed Awards shall be subject to the terms and conditions set forth in the grant agreement and/or other document(s) evidencing such Award and, to the extent provided therein, to terms equivalent to the terms of the plan under which such Award was originally granted; provided, however, that all Assumed Awards shall be administered by the Committee, which shall have the power and authority provided for in Section 4 of this Plan.

      5.2     Restricted Stock Agreement.

      The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within the time period specified by the Committee, enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

      5.3     Restrictions on Sale or Other Transfer.

      Each share of Stock granted under a Restricted Stock Award shall be subject to acquisition by the Company, and may not be sold or otherwise transferred except pursuant to the following provisions:

(a) The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof or until the shares of Stock are forfeited pursuant to paragraph (c) of this Section 5.3.

(b) No such shares of Stock may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3.

(c) All of the Awardee’s Restricted Stock Award remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i) the Awardee has engaged in knowing and willful misconduct in connection with his or her service as a member of the Board;

(ii) the Awardee, without the consent of the Committee, at any time during his or her period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

(iii) the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 5.4.

      5.4     Lapse of Restrictions.

(a) The restrictions imposed under Section 5.3 above upon a one-time Restricted Stock Award shall lapse to the extent of 20% of the number of shares subject to such Award on such date as shall be designated by the Committee, and, thereafter, the restrictions on the remaining shares subject to such Award will lapse in four equal increments on the succeeding anniversary dates following the date of lapsing of restrictions on the first 20% of the shares.

(b) The restrictions imposed under Section 5.3 above upon an annual Restricted Stock Award shall lapse in five equal increments on the succeeding anniversary dates of the date of grant. Notwithstanding the foregoing, if the Restricted Stock Award has been held for at least six months, the restrictions imposed under Section 5.3 above upon an annual Restricted Stock Award will lapse immediately upon the Awardee’s retirement, death or disability, or upon a Change of Control unless the Committee provides otherwise in the Restricted Stock Agreement.

(c) Notwithstanding Sections 5.4(a) and (b), the Committee may provide that the restrictions imposed under Section 5.3 will lapse over or upon satisfaction of a greater or fewer number of years of service on the Board, except that the Committee may not provide for full lapsing of all such restrictions for less than three (3) years service on the Board other than upon the Awardee’s retirement, death or disability, or upon a Change of Control.

      5.5     Early Retirement.

      An Awardee, who leaves the Board prior to the age for mandatory retirement of members of the Board as specified in the Bylaws of the Company (as applied to an Eligible Director on the date of such Eligible Directors’ retirement from the Board), may, upon application to and in the sole discretion of the Committee, be granted early retirement status and, consequently, may receive benefits associated with such status.

      5.6     Rights as Stockholder.

      Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

      5.7     Stock Certificates.

      The Company shall not be required to issue or deliver any certificate for shares of Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

(a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

(c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d) the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

ARTICLE VI.

RESTRICTED UNIT AWARDS

      6.1     Restricted Unit Award Grant and Agreement.

      The Committee may in its discretion provide that a Restricted Unit Award be granted in conjunction with Restricted Stock Awards. Each Restricted Unit Award granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Restricted Unit Agreement dated as of the date of grant and executed by the Company and the Awardee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

      6.2     Award Terms and Conditions.

      The Committee shall determine the number of shares of Stock subject to each Restricted Unit Award. Each Restricted Unit Award shall become earned, and the Company shall automatically pay the Awardee in cash, on the dates upon which a portion of the restrictions lapse on any associated Restricted Stock Award or upon such other terms and conditions as may be determined by the Committee.

      6.3     Effect of Forfeiture of Restricted Stock Award.

      Unless provided otherwise by the Committee, upon all or any part of a Restricted Stock Award being forfeited pursuant to Section 5.3(c), any associated Restricted Unit Award shall be forfeited and cancelled, without any payment to the Awardee, to the same extent as such Restricted Stock Award.

ARTICLE VII.

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

      7.1     Termination, Amendment and Modification of Plan.

      The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s common stock is listed, the consent of the Company’s stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Awardee.

      7.2     Term of Plan.

      Each Award granted hereunder must be granted within ten years from the effective date of the Plan.

ARTICLE VIII.

MISCELLANEOUS

      8.1     Adjustment Provisions.

      (a) Subject to Section 8.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Sections 2.4 and 5.1, and (ii) the number and kind of shares or other securities subject to the outstanding Awards.

      (b) Adjustments under Section 8.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

      8.2     Continuation of Board Service.

      Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

      8.3     Compliance with Government Regulations.

      No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the Awardee to take any reasonable action to comply with such requirements.

      8.4     Privileges of Stock Ownership.

      No director and no beneficiary or other person claiming under or through such person will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

      8.5     Non-Transferability.

      For so long as it is subject to any restrictions pursuant to this Plan, an Award may be owned during the life of the director solely by the director or the director’s duly appointed guardian or personal representative. No Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

      8.6     Other Compensation Plans.

      The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

      8.7     Plan Binding on Successors.

      The Plan shall be binding upon the successors and assigns of the Company.

      8.8     Singular, Plural; Gender.

      Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

      8.9     Headings, etc., Not Part of Plan.

      Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

      8.10     Governing Law.

      This Plan and any Awards hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Directions to the

Fluor Corporation 2004 Annual Meeting of Shareholders

Wednesday, April 28, 2004, beginning at 9:00 a.m. Pacific Daylight Time

One Fluor Daniel Drive

Aliso Viejo, California

THIS PROXY CARD WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Please
Mark Here      ☐
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Class II Directors:	01 James T. Hackett	02 Kent Kresa	03 Robin W. Renwick	04 Martha R. Seger

FOR the nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	Ratification of the appointment of Ernst & Young LLP as auditors for 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of amendments to Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date:	, 2004

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 8:00 p.m. Pacific
Daylight Time April 27, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner
as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/flr		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy.		Use any touch-tone telephone to		your proxy card
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and
Proxy Statement on the Internet at
http://postnhost.bowneonline.com/clients/fluor_corporation

FLUOR CORPORATION

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING APRIL 28, 2004

     The undersigned, a shareholder of Fluor Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2003; and, revoking any proxy previously given, hereby constitutes and appoints L.N. Fisher, E.P. Helm and W.A. Hallgren, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, April 28, 2004 at 9:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

     THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE DIRECTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

FLUOR CORPORATION

2004 Annual Meeting of Shareholders
April 28, 2004

You are cordially invited to attend the 2004 Annual Meeting of Shareholders which will be
held on Wednesday, April 28, 2004, beginning at 9:00 a.m. Pacific Daylight
Time, at:

Fluor Engineering Campus
One Fluor Daniel Drive
Aliso Viejo, California

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2004
Annual Meeting.
Please bring it with you. Only shareholders and their guests will be admitted.
We look forward to welcoming you on Wednesday, April 28, 2004.

This Voting Instruction Card will be voted as directed. Unless otherwise directed, this Voting Instruction Card will be voted FOR the election of the four nominees in Proposal 1 and in the same proportion and manner as the Trustee votes the shares for which it has received voting instructions with respect to Proposals 2 and 3.

Please
Mark Here      ☐
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Class II Directors:	01 James T. Hackett	02 Kent Kresa	03 Robin W. Renwick	04 Martha R. Seger

FOR the nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	Ratification of the appointment of Ernst & Young LLP as auditors for 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of amendments to Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
I PLAN TO ATTEND THE MEETING	☐

Signature	Date:	, 2004

NOTE: Please sign as name appears hereon.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

For shares held in Fluor retirement plans, voting instructions must be received by 8:00 p.m. Pacific Daylight Time on April 25, 2004 for the Trustee to vote your shares in accordance with your Instructions.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

Internet http://www.eproxy.com/flr Use the Internet to vote. Have your Voting Instruction Card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call.	OR	Mail Mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone,
you do NOT need to mail back your Voting Instruction Card.

You can view the Annual Report and
Proxy Statement on the Internet at
http://postnhost.bowneonline.com/clients/fluor_corporation

FLUOR CORPORATION

VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING APRIL 28, 2004

The undersigned, a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary, such as the Fluor Corporation Salaried Employees Savings Investment Plan or the Fluor Corporation Employees’ Performance Plan, (the “Company Retirement Plans”), acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2003. This Voting Instruction Card constitutes your voting instructions to The Northern Trust Company which serves as trustee of the trust serving as the funding medium for the Company Retirement Plans (the “Trust”) to vote the shares of Common Stock of Fluor Corporation allocated to your plan account at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, April 28, 2004 at 9:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side. As a participant in and a named fiduciary (i.e. the responsible party identified in the voting section of each plan document and the Trust) under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to your Plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2 and 3. If you do not sign, date and return this card, or no direction is made, the Trust provides that the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2 and 3, will vote the shares allocated to your plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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▲  FOLD AND DETACH HERE  ▲

FLUOR CORPORATION

2004 Annual Meeting of Shareholders
April 28, 2004

You are cordially invited to attend the 2004 Annual Meeting of Shareholders which will be held on Wednesday, April 28, 2004, beginning at 9:00 a.m. Pacific Daylight Time, at:

Fluor Engineering Campus
One Fluor Daniel Drive
Aliso Viejo, California

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2004 Annual Meeting.
Please bring it with you. Only shareholders and their guests will be admitted.
We look forward to welcoming you on Wednesday, April 28, 2004.